Exhibit 4.2

“THE TRANSFER OF THIS SECURITY IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS SECURITY HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
Form of Warrant
STOCK PURCHASE WARRANT
To Subscribe for and Purchase
Common Stock of
Quantum Fuel Systems Technologies Worldwide, Inc.

THIS CERTIFIES THAT, for value received, __________________, or its registered assigns, (herein referred to as the “Purchaser” or “holder”), is entitled to subscribe for and purchase from Quantum Fuel Systems Technologies Worldwide, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, __________________ fully paid and nonassessable shares (“Shares”) of common stock (herein the “Common Stock”) (subject to the limitation in Section 2(b) and to adjustment as noted below) at the exercise price of $2.30 per Share (the “Warrant Purchase Price”) (subject to adjustment as noted below). This Warrant may only be exercised during the Exercise Period specified herein. This Warrant has been issued in connection with a private offering of an aggregate principal amount of $11,000,000 in senior secured convertible notes and 3,411,235 Warrants (the “Offering”).
This Warrant is subject to the following provisions, terms and conditions:
1.The Warrant exercise period (the “Exercise Period”) for this Warrant shall begin on ____________, 2014 and shall end on ____________, 2019.

2.(a).    The rights represented by this Warrant may be exercised by the holder hereof as follows. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the Warrant Purchase Price for such Shares. The Company agrees that the Shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Subject to the provisions of the next succeeding paragraph, within 10 business days after the rights represented by this Warrant shall have been exercised the Company shall cause its transfer agent to issue the Shares of stock so purchased to Purchaser in book–entry format and deliver evidence of such issuance to Purchaser, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

(b).    Notwithstanding anything herein to the contrary, a Purchaser shall not attempt to convert any portion of this Warrant and the Company shall not issue to any Purchaser any shares of Common Stock upon attempted exercise of this Warrant, to the extent, after giving effect to such issuance, such Purchaser (together with such Purchaser's affiliates and associates), would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (ii) control in excess of 19.99% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains stockholder approval permitting such issuance in accordance with applicable rules of the NASDAQ Capital Market (or any other applicable national securities exchange) (“Stockholder Approval”). For purposes of this Section 2(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of this Section 2.(b), in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Purchaser, the Company shall within two business days confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding. If on any attempted exercise of this Warrant the resulting issuance of Shares would result in the Purchaser exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount and the Company shall not have previously obtained Stockholder Approval at the time of conversion, then the Company shall only issue to the Purchaser such number of Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be.

(c).    Each certificate for Shares of Common Stock initially issued upon the exercise of this Warrant, and each certificate for Shares of Common Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Shares are eligible for resale without registration pursuant to Rule 144 or an effective registration statement under the Securities Act, shall bear the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission).
3.The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Warrant, except to the extent (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Common Stock will, upon issuance and payment therefor, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant, free from preemptive rights or other actual contingent purchase rights other than those held by a holder of this Warrant (as a result of holding this Warrant).
4.     The Company will pay any documentary stamp taxes attributable to the issuance of Shares of Common Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants, or shares of Common Stock issued upon exercise of this Warrant, in a name other than that of the Purchaser. The Purchaser shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Shares of Common Stock upon exercise hereof.
5.     The above provisions are, however, subject to the following:
(a)     The Warrant Purchase Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.
(b)     In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased.
(c)     If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock or securities with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification or consolidation, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification or consolidation not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.
(d)    Upon any adjustment of the Warrant Purchase Price or any adjustment of any material terms hereof, then and in each such case an officer of the Company shall, as soon as practicable after the occurrence of any event that requires an adjustment or readjustment, give signed written notice thereof, by first–class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment, any material change in the terms of the Warrant, and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
(e)    In case any time:
(i)    there shall be any capital reorganization, or reclassification of the capital stock of the Company; or
(ii)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of said cases, the Company shall give written notice, by first–class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such distribution or subscription rights, or (B) such reorganization, reclassification or consolidation, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.
(f)    If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

6.    This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.
7.    This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.
8.    Subject to compliance with any applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned, in whole or in part, without the consent of the Company. Any such sale, transfer or other assignment shall be effected by delivery at the principal office of the Company or its designated agent, of a written assignment of this Warrant in a form reasonably satisfactory to the Company duly executed by the Holder or its agent or attorney, and of funds sufficient to pay any transfer taxes payable upon the making of such transfer.
9.    The Company will not be required upon the exercise of this Warrant to issue fractions of shares of Common Stock, but may, at its option, either (a) purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing market price of a share of Common Stock as quoted on the principal exchange or trading facility on which shares of Common Stock are traded on the trading day immediately preceding the day upon which this Warrant was surrendered for exercise in accordance with Section 2 hereof, or (b) issue the required share. By accepting this Warrant, the holder hereof expressly waives any right to receive any fractional share upon exercise of a Warrant, except as expressly provided in this Section 9.
10.    If this Warrant is exercised for less than all of the then-current number of shares purchasable hereunder, then the Company shall, concurrently with the issue of the Shares of stock purchased by Purchaser upon such exercise in accordance with Section 2 and the Purchaser’s tender of this Warrant to the Company, issue a new warrant exercisable for the remaining number of shares purchasable under this Warrant.
11.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and security reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor as the Warrant so lost, stolen, destroyed or mutilated.
12.    All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, Quantum Fuel Systems Technologies Worldwide, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date set forth above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Brad Timon
Name:	Brad Timon
Title:	Chief Financial Officer

SUBSCRIPTION FORM
To be Executed by the Holder of this Warrant if such Holder
Desires to Exercise this Warrant in Whole or in Part

To:	Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) The undersigned ______________________________________________________

Please insert Social Security or other
identifying number of Subscriber:
_______________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, __________________ shares of the Common Stock (the “Common Stock”) provided for therein and tenders payment herewith to the order of the Company in the amount of $__________________, such payment being made as provided on the face of this Warrant. The undersigned represents and warrants that (i) its beneficial ownership percentage immediately prior to this exercise is __% and (ii) it is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act. .
The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: _________________________________________________________________
Address: _______________________________________________________________
Deliver to: ______________________________________________________________
Address: _______________________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.
Dated: ______________________
Signature ______________________________________
Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.